                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated January 18, 2002, accompanying the consolidated financial statements of Texas United Bancshares, Inc. and Subsidiaries appearing in the Registration Statement and Proxy
Statement-Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Proxy Statement-Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP


Houston, Texas
June 17, 2002